Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our reports dated March 1, 2012, relating to the consolidated financial statements and financial statement schedule of Apollo Commercial Real Estate Finance, Inc., and subsidiaries and the effectiveness of Apollo Commercial Real Estate Finance, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2011 and to the reference to us under the heading “Experts” in the Prospectus, which is part of these Registration Statements.

1.	Registration Statement No. 333-174108 on Form S-3/A pertaining to a $500,000,000 Universal Shelf for the offering of Common Stock, Preferred Shares, Depositary Shares, Warrants & Rights.

2.	Registration Statement No. 333-176375 on Form S-3/A pertaining to Apollo Commercial Real Estate Finance, Inc. (in relation to its Direct Stock Purchase and Divided Reinvestment Plan).

3.	Registration Statement No. 333-177556 on Form S-3/A in connection with offering and registering of 3,495,000 shares of its common stock.

4.	Registration Statement No. 333-162246 on Form S-8 Apollo Commercial Real Estate Finance, Inc, 2009 Executive Incentive Plan.

/s/ DELOITTE & TOUCHE LLP

New York, New York

March 2, 2012